Exhibit 99.1

                          SUBSCRIPTION AGENT AGREEMENT

      THIS SUBSCRIPTION AGENT AGREEMENT (this "Agreement") between Gilman Ciocia, Inc., a Delaware corporation (the "Company"), and Corporate Stock Transfer, Inc., ("CST"),a [_________] corporation, is dated as of __________, 2008.

      1.    Appointment

            (a) Except with respect to those holders set forth on Schedule A attached hereto, the Company is distributing one (1) non-transferable subscription right (the "Rights") to each holder ("Eligible Holder") of record as of April 14, 2008 (the "Record Date") of its outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), to purchase four (4) shares of Common Stock for each share such Eligible Holder owned on that date (the "Rights Ratio") for a subscription price of $0.10 per share (the "Subscription Price"), payable by cashier's or certified check, bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc." or by wire transfer of immediately available funds, upon the terms and conditions set forth herein and in the Prospectus (defined below) (the "Rights Offering"). The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering or the 2007 Investor Offering (defined below), and the term "Subscription" shall mean any such submission. The Company may issue up 20,000,000 shares of Common Stock in the Rights Offering. The holders set forth on Schedule A attached hereto (the "2007 Investors") have waived their respective rights to participate in the Rights Offering, and, therefore, those holders set forth on Schedule A are not deemed Eligible Holders for purposes of this Agreement. However, for a period expiring ninety days after the expiration of the Rights Offering the Company will allow the 2007 Investors to subscribe for any of the 20,000,000 shares of Common Stock that were not purchased in the Rights Offering at the Subscription Price (the "2007 Investor Offering").

            (b) The Rights Offering will expire at 5:00 p.m., Eastern Daylight Time, on __________, 2008 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Rights Offering is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.

            (c) In connection with the Rights Offering and the 2007 Investor Offering, the Company has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (SEC File no. 333-148281). The terms of the Rights Offering and 2007 Investor Offering are more fully described in the Prospectus (the "Prospectus") forming part of the Registration Statement, as such Registration Statement may be declared effective, and the accompanying Subscription Agreements, forms of which have been filed as exhibits 4.1 and 4.2 to the Registration Statement. Copies of the Prospectus and the final Subscription Agreements will be provided to you promptly after the Registration Statement is declared effective. Promptly after the Record Date, CST will provide the Company a list of holders of Common Stock as of the Record Date (the "Record Stockholder List").

            (d) The Company hereby appoints CST to act as subscription agent (the "Subscription Agent") to effect the Rights Offering and with respect to the 2007 Investor Offering in accordance with and subject to the following terms and conditions.

      2.    Subscription of Rights and 2007 Investor Offering

            (a) The Rights are described in the Prospectus and can be exercised by executing a Subscription Rights Agreement (the "Subscription Rights Agreement"), a copy of a form of which is annexed as exhibit 4.1 to the Registration Statement. "Subscription Rights" shall mean, collectively, the Basic Subscription Rights (as defined below) and the Over-Subscription Right (as defined below). Each holder of Subscription Rights who exercises in full his right to subscribe for the shares of Common Stock that can be subscribed for (the "Basic Subscription Rights") will have the right to subscribe for additional Shares of Common Stock at the Subscription Price to the extent that shares remain available (the "Over-Subscription Right"). If the number of Shares remaining after the exercise of all Basic Subscription Rights is not sufficient to satisfy all requests for Shares under the Over-Subscription Rights, the

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Eligible Holders who exercised their Over-Subscription Right will be allocated such remaining Shares in proportion to the number of Shares they have purchased through the Basic Subscription Rights. If the pro rata allocation exceeds the number of Shares requested in the Over-Subscription Right, then each Eligible Holder will receive only the number of Shares requested, and the remaining Shares from such Eligible Holder's pro rata allocation will be divided among other holders exercising their Over-Subscription Right. If the pro rata allocation is less than the number of Shares requested in the Over-Subscription Right, then the excess funds paid by that Eligible Holder as the Subscription Price for the Shares not issued will be returned to such Eligible Holder without interest or deduction.

            (b) The Rights may not be sold, transferred, or assigned; provided, however, that the Rights are transferable by operation of law (for example, upon death of the recipient).

            (c) To the extent that shares of Common Stock remain unsold at the expiration of the Rights Offering, the 2007 Investors can subscribe for shares by executing a Subscription Agreement for 2007 Investors, a copy of a form of which is annexed as exhibit 4.2 to the Registration Statement. Each 2007 Investor can subscribe for as many unsold shares of Common Stock as the investor chooses on a "first come, first served" basis. If the number of Shares remaining is not sufficient to satisfy all requests for Shares by the 2007 Investors then the excess funds paid by the later subscribing 2007 Investors will be returned to such investors without interest or deduction and no shares will be issued to them.

      3.    Duties of Subscription Agent

      As Subscription Agent, CST is authorized and directed to do the following:

            (a) CST shall prepare and record a list of (i) the names of the holders of record of Common Stock as of the close of business on the Record Date, (ii) the names of all the Eligible Holders and (ii) the number of Rights to which each Eligible Holder is entitled, based on the Rights Ratio. CST will keep such records as are necessary for the purpose of recording such issuance and will furnish to the Company a report of such issuance.

            (b) CST shall prepare Subscription Rights Agreements for each Eligible Holder by indicating such Eligible Holder's name and address and the total number of shares of Common Stock held by such Eligible Holder as of the Record Date. CST shall issue Subscription Rights Agreements in whole number denominations to the person entitled thereto in connection with any partial exercise or transfer permitted under this Agreement to the extent there is sufficient time to do so prior to the Expiration Date. The Company shall at all times supply CST with a sufficient number of Subscription Rights Agreements and Prospectuses for the purposes contemplated by this Agreement. CST shall issue to each Eligible Holder who subscribes for the purchase of less than all of the Shares of Common Stock represented by his, her or its Subscription Rights Agreement, a new Subscription Rights Agreement representing the balance of the Shares subject to unsubscribed Rights, to the extent reasonably practicable prior to the Expiration Time.

            (c) Copies of all Subscription Rights Agreements surrendered to CST shall, unless otherwise instructed by the Company in writing to CST, be retained by CST for six months, and then shall be delivered to the Company. As the Subscription Rights are non-transferable, other than by operation of law, subscriptions may not be made and CST shall not accept delivery of subscriptions by notice of guaranteed delivery. Consequently, all Subscription Rights Agreements together with payment in full of the Subscription Price for the Shares must be received by CST no later than the Expiration Date.

            (d) Promptly after receiving written notification from the Company, and subject to receipt by CST from the Company of sufficient copies thereof, CST shall mail or cause to be mailed by first class mail to each Eligible Holder whose address of record is within the United States (including its territories and possessions and the District of Columbia) the following materials, as appropriate (collectively, the "Subscription Materials"):

                  (i)   a Prospectus;

                  (ii)  a Subscription Rights Agreement;

                  (iii) a Letter to Stockholders who are Record Holders;

                  (iv)  a return envelope addressed to CST;

                  (v)   any other instructions that are deemed necessary;

                  (vi) additional forwarding information to the street name nominees;

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                  (vii) nominee holder certification;

                  (viii) a Letter to Brokers; and

                  (ix)  Beneficial Ownership Form.

            (e) Promptly after receiving written notification from the Company, and subject to receipt by CST from the Company of sufficient copies thereof, CST shall mail or cause to be mailed by first class mail to each Eligible Holder whose address is outside the United States or is an A.P.O. or F.P.O address a copy of the Subscription Materials.

            (f) Promptly, after the expiration of the fourth business day following the Expiration Time, to the extent that any shares remain unsold under the Rights Offering , and after receiving written notification from the Company, and subject to receipt by CST from the Company of sufficient copies thereof, CST shall mail or cause to be mailed by first class mail to each of the 2007 Investors the following materials, as appropriate (collectively, the "Subscription Materials"):

                  (i)   a Prospectus; and

                  (ii)  a Subscription Agreement for the 2007 Investors.

            (g) Within one business day following the earlier of (i) the Expiration Time or (ii) the date upon which the Company makes a request, upon receipt by CST of any Subscription Rights Agreements completed and executed for exercise and payment, all in accordance with the terms of the Subscription Rights Agreement and the Prospectus, CST shall provide the Company with a tabulation of the aggregate number of shares of Common Stock elected to be purchased by Eligible Holders pursuant to validly exercised Rights (and the aggregate Subscription Price therefor) and the aggregate number of shares of Common Stock not subscribed for by Eligible Holders (and the aggregate Subscription Price therefor) as of the Expiration Date, or the date of request of the Company, whichever is applicable.

            (h) Within two business days following the Expiration Time or upon request of the Company, if earlier, upon receipt by CST of any Subscription Rights Agreement completed and executed for exercise and payment of the Subscription Price, all in accordance with the terms of the Subscription Rights Agreement and the Prospectus, CST shall calculate the number of Shares for which each Eligible Holder is entitled to subscribe pursuant to the Basic Subscription Rights. Within two business days following the Expiration Time, CST shall calculate the number of shares for which each Eligible Holder that has exercised its respective Basic Subscription Rights in full, is entitled to subscribe pursuant to the Over-Subscription Right. The Over-Subscription Right may only be exercised by Eligible Holders who exercised their Basic Subscription Rights in full, and only up to the number of shares that remain eligible under the Rights Offering. The Shares available pursuant to the Over-Subscription Right will be those that have not been subscribed and paid for pursuant to the Basic Subscription Rights (collectively, the "Remaining Shares"). If there are sufficient Remaining Shares to satisfy all additional subscriptions by holders exercising their rights under the Over-Subscription Right, each holder shall be allotted the number of additional shares of Common Stock for which they have subscribed. If the aggregate number of shares of Common Stock subscribed for under the Over-Subscription Right exceeds the number of Remaining Shares, the number of Remaining Shares allotted to each participant in the Over-Subscription Right shall be the product (disregarding fractions) obtained by multiplying the number of Remaining Shares by a fraction the numerator of which is the number of shares of Common Stock subscribed for by that Over-Subscription Right participant under the Basic Subscription Rights and the denominator is the aggregate number of shares of Common Stock subscribed for by all Over-Subscription Right participants under their Basic Subscription Rights. Upon calculating the number of shares of Common Stock to which each subscriber is entitled pursuant to the Basic Subscription Rights and the Over-Subscription Right and the amount overpaid, if any, by each subscriber, CST shall, by the close of business on the second business day following the Expiration Time or, upon request of Gilman Ciocia, Inc. with respect to Basic Subscription Rights, if earlier, furnish a list of all such subscribers, shares, and overpayments to the Company, as applicable. Notwithstanding anything to the contrary contained in this Agreement, the Company retains the right to reject any exercise of any Subscription Rights for any reason prior to acceptance of the Subscription Price therefor.

            (i) CST will date and time stamp, upon receipt, all documents received by it as Subscription Agent. CST shall examine the Subscription Rights Agreement and the Subscription Agreements for 2007 Investors and other documents delivered or mailed to CST by or for the Eligible Holders or the 2007 Investors to ascertain whether (i) the Subscription Rights Agreements of the Subscription Agreement for the 2007 Investors are properly completed and duly executed in

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accordance with the instructions set forth herein, (ii) to the extent that the
Over-Subscription Right is exercised, the Eligible Holder has duly exercised all of his Basic Subscription Rights, (iii) the proper payment accompanies the Subscription Rights Agreements, and (iv) any other necessary documents are properly completed and duly executed. CST need not pass on the legal sufficiency of any signature or verify any signature guarantee. CST is authorized, upon consultation with the Company or one or more of its representatives, to request from any person exercising Subscription Rights or a Subscription Agreement for the 2007 Investors such additional undertakings as CST may deem appropriate. CST is not authorized to accept any alternative, conditional or contingent purchase, or any purchase of fractional shares of Common Stock.

            (j) The closing of the Rights Offering, will occur at 10:00 a.m., Eastern Daylight Time, on the fourth business day following the Expiration Time or such time as Subscription Price is remitted to the Company, from time to time, if earlier (each a "Closing Date"). Closing Dates for any purchases of Common Stock in the 2007 Investor Offering shall occur at such times as the Company and CST shall determine. At the Closing Date, CST shall remit to the Company (i) such funds received in payment of the Subscription Price for shares of Common Stock sold at such Closing Date provided that any funds that clear after such time shall be remitted by CST to the Company as soon as is practicable after such funds have cleared and (ii) the Subscription Rights Agreements or the Subscription Agreement for the 2007 Investors, as the case may be. CST shall as soon as practicable after a Closing Date mail to the subscribers' registered addresses certificates representing the Common Stock duly subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Right or pursuant to the 2007 Investor Offering or credit the Depositary Trust Company's nominee position with the Common Stock duly subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Right or in the 2007 investor Offering by book-entry transfer and refund payments to subscribers for additional shares of Common Stock subscribed for but not allocated, if any.

            (k) (i) If the Eligible Holder does not indicate the number of Subscription Rights being exercised, or if the Eligible Holder does not forward full payment of the total Subscription Price for the number of Subscription Rights that the Eligible Holder indicates are being exercised, then the Eligible Holder will be deemed to have exercised his, her or its Basic Subscription Rights with respect to the maximum number of Subscription Rights that may be exercised with the aggregate Subscription Price payment CST received from the Eligible Holder. Unless the Eligible Holder has specified the number of shares he, she or it wishes to purchase upon exercise of his, her or its Over-Subscription Right, any payment in excess of that required to exercise his, her or its Basic Subscription Rights in full will be applied as if he, she or it exercised his, her or its Over-Subscription Right to the extent of such excess payment. If the payment exceeds the Subscription Price for the full exercise of the Basic Subscription Right and Over-Subscription Rights (to the extent specified by the Eligible Holders), the excess will be returned to the Eligible Holder as soon as practicable. The Eligible Holder will not receive interest on any payments refunded to he, she or it under the Rights Offering. (ii) If a subscribing 2007 Investor does not indicate the number of shares of Common Stock being purchased in the 2007 investor Offering, or if the 2007 Investor does not forward full payment of the total Subscription Price for the number of shares that the 2007 Investor Holder indicates are being purchased, then the 2007 Investor will be deemed to have subscribed for the maximum number of shares Rights that may be purchased with the aggregate Subscription Price payment CST received from the 2007 Investor. If the payment by a 2007 Investors exceeds the Subscription Price for the number of shares that are eligible to be purchased by the 2007 Investors, the excess will be returned to the 2007 Investor as soon as practicable. The 2007 Investor will not receive interest on any payments refunded to he, she or it under the 2007 Investor Offering.

            (l) CST shall accept Subscriptions in accordance with the procedures set forth above, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including, without limitation, proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives, or any other person:

                  (i) if the Subscription Rights Agreement is executed by and the Common Stock is to be issued in the name of the Eligible Holder;

                  (ii) if the Subscription Rights Agreement is executed by one of the joint tenants, provided the certificate representing the Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

                  (iii) if the Subscription Rights Agreement is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent of a corporation owning shares of Common Stock at the Record Date provided the Common Stock is to be issued in the name of such corporation; or

                  (iv) if the Subscription Rights Agreement is executed by a person purporting to act as an executor, administrator, or personal representative of an individual owning shares of Common Stock at the Record Date, provided that the Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

                  (v) To the extent applicable, subparagraphs (i)-(iv) above will apply to 2007 Investors who purchase shares of Common Stock in the 2007 Investor Offering.

      4.    Acceptance and Records of Subscriptions

            (a) CST shall hold all monies received in an account for the benefit of the Company. CST will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise. It is hereby agreed immediately following the effective date of the Subscription, immediately available funds, represented by cashier's or certified check, bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc." or wire transfers will be deposited with CST. Personal checks will not be accepted.

            (b) With respect to the Rights Offering, and, to the extent applicable, with respect to the 2007 Investor Offering, CST shall advise the Company daily by e-mail to the attention of Ted Finkelstein, Esq. (the "Company Representative") as to the total number of Shares Subscribed for, total number of Rights sold, total number of Rights partially Subscribed for, and the amount of funds received, with cumulative totals for each; and

            (c) As promptly as possible but in any event on or before the close of business on the second business day following the Expiration Time, CST shall advise the Company Representative in accordance with (a) above of the number of Shares Subscribed for.

      5.    Completion of Rights Offering and the 2007 Investor Offering

            (a) CST, in its capacity as the Company's transfer agent, shall issue certificates (or otherwise coordinate with the Depository Trust Company the appropriate credit of accounts of beneficial owners of the Company's Common Stock held in street name) for the Shares purchased in the Rights Offering or the 2007 Investor Offering, as the case may be, not later than ten (10) Business Days after the Expiration Date (as to the Rights Offering) or the final Closing Date of the 2007 Investor Offering, (or such earlier dates as instructed by the Company), provided that CST, in its capacity as Subscription Agent, shall have previously received good funds in the amount of the Subscription Price for such Shares. No Eligible Holder, as such, shall be a shareholder with respect to such Shares and no such Shares shall be deemed to be outstanding until such Shares are issued in accordance herewith.

            (b) At such times that CST issues the certificates for the Shares purchased in the Rights Offering or in the 2007 Investor Offering, as the case may be, CST shall promptly pay to the Company the monies received for the Subscription Price for such Shares issued.

            (c) CST shall deliver certificates of Common Stock, or shall cause Common Stock to be delivered by book-entry transfer through the Depository Trust Company, for Shares for which Subscriptions have been received.

            (d) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of Shares to permit the exercise in full of all Rights issued pursuant to the Rights Offering and shares sold in the 2007 Investor Offering.

            (e) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all Shares issuable upon the exercise of the Rights or pursuant to the 2007 Investor Offering at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and non-assessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

            (f) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the Rights Offering and the 2007 Investor Offering.

      6.    Procedure for Discrepancies

      CST shall follow its regular procedures to attempt to reconcile any discrepancies between the number of Shares that any Subscription Rights Agreement may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where CST cannot reconcile such discrepancies by following such procedures, CST will consult with the Company for instructions as to the number of Shares, if any, it is authorized to issue. In the absence of such instructions, CST is authorized not to issue any Shares to such stockholder.

      7.    Procedure for Deficient Items

      CST shall examine the Subscription Rights Agreements and Subscription Agreement for 2007 Investors received by it as Subscription Agent to ascertain whether they appear to have been completed and executed in accordance with the Subscription Rights Agreements or the Subscription Agreements for 2007 Investors, as the case may be. In the event CST determines that any Subscription Rights Agreement or Subscription Agreement for 2007 Investors does not appear to have been properly completed or executed, or where the Subscription Rights Agreements or Subscription Agreement for 2007 investors do not appear to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to exist, CST shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. The Company shall have the absolute right to reject any defective exercise of rights or to waive any defect in exercise. Unless requested to do so by the Company, CST shall not be under any duty to give notification to holders of Subscription Rights Agreements or Subscription Agreements for 2007 Investors of any defects or irregularities in the exercise of subscriptions. CST is not authorized to waive any irregularity in connection with the Subscription, unless CST shall have received from the Company the Subscription Rights Agreement or subscription Agreement for 2007 investors, as the case may be, which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Subscription Rights Agreement or Subscription Agreement for 2007 Investors, has been cured or waived and that such Subscription Rights Agreement or Subscription Agreement for 2007 Investors, as the case may be, has been accepted by the Company. If any such irregularity is neither corrected nor waived, CST will return to the subscribing stockholder (at its option by either first class mail under a blanket surety bond or insurance protecting CST and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Subscription Rights Agreements or Agreement or Subscription Agreement for 2007 Investors or by registered mail insured separately for the value of such Subscription Rights Agreements) to such stockholder's address as set forth in the Subscription any Subscription Rights Agreements or Subscription Agreement for 2007 Investors surrendered in connection therewith and any other documents received with such Subscription Rights Agreements or Subscription Agreements for 2007 Investors.

      8.    Date/Time Stamp

      Each document received by CST relating to its duties hereunder shall be dated and time stamped when received.

      9.    Tax Reporting

      Should any issue arise regarding federal income tax reporting or withholding, CST shall take such action as the Company reasonably instructs in writing, which action may be subject to additional fees.

      10.   Authorizations and Protections

      As agent for the Company hereunder CST:

            (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by CST and the Company;

            (b) shall have no obligation to issue any Shares unless the Company shall have provided a sufficient number of certificates for such Shares;

            (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Subscription Rights Agreements or Subscription Agreement for 2007 Investors surrendered to CST hereunder or Shares issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering or the 2007 Investor Offering;

            (d) shall not be obligated to take any legal action hereunder; if, however, CST determines to take any legal action hereunder, and where the taking of such action might, in CST's judgment, subject or expose it to any expense or liability CST shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

            (e) in accordance with Section 3 may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to CST and reasonably believed by it to be genuine and to have been signed by the proper party or parties;

            (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

            (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

            (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions of officers of the Company in accordance with Sections 3, 6, and 7 with respect to any matter relating to CST's acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions);

            (i) may consult with counsel satisfactory to CST, including internal counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by CST hereunder in good faith and in reliance upon the advice of such counsel;

            (j) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and

            (k) may perform any of its duties hereunder either directly or by or through agents or attorneys.

      11.   Limitation of Liability

            (a) In the absence of gross negligence, intentional misconduct or bad faith on its part or on the part of any employees, agents or independent contractors used by CST in connection with the performance of its duties as Subscription Agent, CST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this agreement to the contrary notwithstanding, in no event shall CST be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if CST has been advised of the likelihood of such damages and regardless of the form of action. Any liability of CST will be limited to the amount of fees paid by the Company hereunder.

            (b) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or CST's duties hereunder or the rights of the Company or of any holders of Subscription Rights Agreements or Subscription Agreement for 2007 Investors, CST shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and CST may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to CST and executed by the Company and each such stockholder and party. In addition, CST may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

      12.   Notices

      All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:


If to the Company:                      with an additional copy to:
Gilman Ciocia, Inc.                     Blank Rome, LLP
11 Raymond Avenue                       405 Lexington Avenue
Poughkeepsie, NY  12603                 New York, NY  10174
Attn: Ted Finkelstein                   Attn:  Ethan Seer, Esq.
Tel: (845) 485-5278                     Fax: (212) 885-5001
Fax:                                    Tel: (212) 885-5000

If to CST:                              with an additional copy to:




Attn:                                   Attn:
Tel:                                    Tel:
Fax:                                    Fax:

      13.   Specimen Signatures

      Set forth in Exhibit 5 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary or an Assistant Secretary of the Company shall, from time to time, certify to CST the names and signatures of any other persons authorized to act for the Company, as the case may be, under this Agreement.

      14.   Instructions

      Any instructions given to CST orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. CST shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

      15.   Fees

      Whether or not any Subscription Rights Agreements or Subscription Agreement for 2007 Investors are surrendered to CST, for its services as Subscription Agent hereunder, the Company shall pay to CST compensation in accordance with the fee schedule mutually agreed to by the Company and CST, together with reimbursement for all reasonable expenses, not to exceed $2,500 without the prior written consent of the Company. All amounts owed to CST hereunder are due upon receipt of the invoice.

      16.   Termination

      The Company may terminate this Agreement at any time by so notifying CST in writing. CST may terminate this Agreement upon sixty (60) days prior written notice to the Company, but only if the Company is in breach of its obligations hereunder and such breach is not cured within such period of sixty (60) days. Unless so terminated, this Agreement shall continue in effect until all Shares have been received and paid for by eligible holders. In the event of such termination, the Company will appoint a successor Subscription Agent and inform CST of the name and address of any successor Subscription Agent so appointed, provided that no failure by the Company to appoint such a successor Subscription Agent shall affect the termination of this Agreement or the discharge of CST as Subscription Agent hereunder. Upon any such termination, CST shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all outstanding fees and expenses hereunder, CST shall promptly forward to the Company or its designee any Subscription Rights Certificates or Agreement, Subscription Agreement for 2007 Investors or other documents that CST may receive after its appointment has so terminated.

      17.   Force Majeure

      CST shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

      18.   Miscellaneous

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, rules or principles.

            (b) No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

            (c) In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering, as set forth in the Prospectus, shall control, except with respect to CST's duties, liabilities and rights, including without limitation compensation, which shall be controlled by the terms of this Agreement.

            (d) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

            (e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

            (f) This Agreement may not be assigned by any party without the prior written consent of all parties.

            (g) Sections 10, 11 and 17 hereof shall survive termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.


         GILMAN  CIOCIA, INC.

         By:
             ------------------------------------
         Name:
         Title:


         Accepted as of the date
         Above first written:


         CORPORATE STOCK TRANSFER, INC.
           AS SUBSCRIPTION AGENT


         ----------------------------------------
         Name:
         Title:

                                   SCHEDULE A

                              EXCLUDED STOCKHOLDERS

Elena Balbo

NFS LLC / FMTC FBO Adam Belok

Lisa A. Burgio Trust dated May 30, 2000

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO David Burgio

Richard F. Caparelli and Lorraine Caparelli, JTWROS

Dominick A. Ciocia and Kathleen Ciocia, JTWROS

James Ciocia

Edward H. Cohen

Matthew J. Collins Revocable Trust dated July 2, 2004

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Matthew
J. Collins

Thomas E. Connors

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Thomas
E. Connors

Dennis Conroy

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Dennis Conroy

Kenneth G. Copans

Thomas F. Fattoruso and Sharon A. Fattoruso, JTWROS

Philip T. Fern

Ted H. Finkelstein

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Ted H. Finkelstein

NFS LLC / FMTC FBO Ted H. Finkelstein

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Karen Fisher

David W. Frederick

Steven J. Gilbert

Mark S. Gopen

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Mark S. Gopen

NFS LLC / FMTC FBO Mark S. Gopen

NFS LLC / FMTC FBO Toby Gopen

Jeffrey L. Harmer and Rachelle A. Harmer, JTWROS

Barry Horowitz

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Richard
S. Hyams

Christopher R. Kelly

MLPF&S Cust FPO Christopher R. Kelly IRRA

Christopher R. Kelly C/F Peter W. Kelly UTMA/MD

Christopher R. Kelly C/F Claire L. Kelly UTMA/MD

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Gabriele Kramer

Frank A. Maiolo and Susan Maiolo, JTWROS

Mutual, Inc.

Deborah E. O'Connell

Allan R. Page

Prime Partners II, LLC

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Rose Rudden

Neil Subes

Kathryn Travis

Kevin J. Walsh

Reliance Trust Co Trustee, Gilman + Ciocia, Inc. 401K Plan & Trust, FBO Paul M. Weinberger

Wynnefield Small Cap Value Offshore Fund, Ltd

Wynnefield Partners Small Cap Value, L.P.

Wynnefield Partners Small Cap Value, L.P. I

WebFinancial Corporation